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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       LSP BATESVILLE FUNDING CORPORATION

            FIRST: The name of the corporation is LSP Batesville Funding Corporation (hereinafter, the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The limited nature and the sole business or purpose of the Corporation is to engage exclusively in the following business and financial activities:

      (a) to incur the indebtedness evidenced by the senior secured bonds issued under that certain indenture among LSP Energy Limited Partnership, a Delaware limited partnership (the "Partnership"), the Corporation and The Bank of New York, as Trustee, dated on or around May 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "Indenture") and such other bonds or indebtedness as may be issued under the Indenture (collectively, the "Bonds"); and

      (b) to do any and all legal acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes and not otherwise prohibited by the Indenture.

Title to the Corporation's assets shall be held in the Corporation's name.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000) shares of Common Stock, each having a par value of one penny ($.01).

            FIFTH: The name and mailing address of the Sole Incorporator is as follows:

                  George Lofaso
                  Latham & Watkins
                  885 Third Avenue
                  New York, NY 10022

            SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      (2) Subject to Article ELEVENTH, the directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

      (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

      (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

      (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: So long as the Bonds or any portion thereof are outstanding or until the Bonds have been defeased in accordance with the Indenture, the Corporation may not amend, alter, change or repeal Article THIRD, this Article EIGHTH, Article NINTH, Article TENTH, Article ELEVENTH or Article TWELFTH, provided, that, subject to Article ELEVENTH, the Corporation reserves the right to amend, alter, change or repeal any other provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this


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reservation. Effective immediately upon the maturity, redemption, defeasance, termination or repayment in full of all of the Bonds or the occurrence of any other event upon which the Bonds shall no longer be outstanding, the Corporation reserves the right to amend, alter, change, or repeal any and all provisions contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, with or without the consent of an Independent Director (as defined below), and all rights conferred upon stockholders are granted subject to this reservation.

            NINTH: The Corporation may not enter into any transactions with any Affiliate (as defined below) except if such transaction is on an arm's length basis and on commercially reasonable terms. An "Affiliate" shall mean, with reference to the Corporation: (a) a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation or (b) any person or entity that is an officer, partner, or trustee of, or serves in a similar capacity with respect to the Corporation, or for which the Corporation is an officer, partner, or trustee, or serves in a similar capacity.

            TENTH: The Corporation shall have one Independent Director (as defined below) for the period beginning on the date of the issuance of any Bonds pursuant to the Indenture and ending on the date of the maturity, redemption, defeasance, termination or repayment in full of all of the Bonds or the occurrence of any other event upon which the Bonds shall no longer be outstanding. An "Independent Director" shall mean a director who is not at the time of initial appointment and has not been at any time during the preceding five (5) years and shall not be at any time while serving as Independent
Director: (a) a shareholder, director, officer, employee, partner, attorney or member of the Corporation, the Partnership, LSP Energy, Inc., a Delaware corporation ("LSP Energy"), LSP Batesville Holding, LLC, a Delaware limited liability company ("Holding"), LS Power Management, LLC, a Delaware limited liability company ("LSP Management") or any Affiliate of any of them, provided, that no director shall be disqualified from serving as an Independent Director of the Corporation by virtue of such director's serving as an independent director or independent manager of the Partnership, LSP Energy, Holding, LSP Management or any Affiliate of any of them; (b) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Corporation, the Partnership, LSP Energy, Holding, LSP Management or any Affiliate of any of them; (c) a person or other entity controlling or under the common control with any such shareholder, director, officer, employee, partner, member, customer, supplier or other person; or (d) a member of the immediate family of any such shareholder, director, officer, employee, partner, member, customer, supplier or other person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

            ELEVENTH: Notwithstanding any other provision hereof to the contrary (but subject to the proviso contained in clause (8) below), the unanimous consent of all directors (including that of the Independent Director) is required for the Corporation to:

      (1) institute proceedings to be adjudicated bankrupt or insolvent;


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

      (2) consent to the institution of bankruptcy or insolvency proceedings against it;

      (3) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy;

      (4) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or other similar official of the Corporation or a substantial part of its properties;

      (5) make any assignment for the benefit of creditors;

      (6) admit in writing its inability to pay its debts generally as they become due;

      (7) otherwise seek relief under any laws relating to the relief of debtors or the protection of debtors generally; or

      (8) subject to Article EIGHTH, cause the amendment of or allow the Corporation to amend its Amended and Restated Certificate of Incorporation, provided, however, that effective immediately upon the maturity, redemption, defeasance, termination or repayment in full of all of the Bonds or the occurrence of any other event upon which the Bonds shall no longer be outstanding, the Corporation may amend, alter, change, or repeal any and all provisions contained in this Amended and Restated Certificate of Incorporation without the consent of an Independent Director.

            TWELFTH: The Corporation shall:

      (1) except as expressly permitted by the Indenture, not incur any indebtedness, secured or unsecured, direct or contingent (including assuming or guaranteeing any obligation of any other person or entity);

      (2) maintain its books, records, financial statements, accounting records, bank accounts, if any (except as permitted by the Indenture), and other organizational documents and records separate from those of any other entity;

      (3) hold itself out to creditors and the public as a legal entity separate and distinct from any other person or entity, including any Affiliate, and not hold out its credit as being available to satisfy the obligations of such other persons or entities (other than obligations in respect of the Bonds);

      (4) not acquire obligations or securities of its Affiliates, except to the extent permitted under the Indenture;

      (5) not pledge its assets for the benefit of another entity, except to the extent permitted under the Indenture;

      (6) not make any loans or advances to another entity, including an Affiliate, except to the extent permitted under the Indenture;

      (7) except as expressly permitted by the Indenture, not commingle its assets or funds with the assets or funds of another entity, participate in a cash management system with any other entity or person or fail to use its own separate stationery, invoices and checks;

      (8) correct any known misunderstandings regarding its separate identity;

      (9) prepare and file a separate tax return or, if part of a consolidated group, show itself as a separate member of such group;

      (10) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; and

      (11) hold regular Board of Director and shareholder meetings (as appropriate), observe all its corporate formalities (including conducting its own business in its own name) and preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

            THIRTEENTH: The duration of the Corporation shall be perpetual.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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            IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: May 18, 1999


                                    LSP BATESVILLE FUNDING CORPORATION


                                           By:/s/ Frank Hardenbergh
                                              ------------------------
                                              Name:  Frank Hardenbergh
                                              Title: Senior Vice President and
                                                     Secretary

            State of:  New York)
                               ) ss
            County of: New York)

            I, Brenda L. Alvarez, a notary public, do hereby certify that on this 18th day of May, 1999, personally appeared before me Frank Hardenbergh, who, being by me first duly sworn, declared that he is the Senior Vice President and Secretary of LSP Batesville Funding Corporation, that he signed the foregoing document as Senior Vice President and Secretary of the corporation, and that the statements made therein are true.

                                       /s/ Brenda L. Alvarez
                                       ---------------------
                                       Notary Public


            (notary seal)

                                       Brenda L. Alvarez
                                       Notary Public, State of New York
                                       No. 01AL5068561, Qual. in Kings County
                                       Commission Expires November 4, 2000

                       LSP BATESVILLE FUNDING CORPORATION

                           CONSENT OF SOLE SHAREHOLDER
                           IN LIEU OF SPECIAL MEETING

                         ------------------------------

                                  May 18, 1999

                         ------------------------------

      LSP Batesville Holding, LLC, a Delaware limited liability company ("Holding"), being the holder of all of the issued and outstanding shares of capital stock of LSP Batesville Funding Corporation, a Delaware corporation (the "Funding Corporation"), by written consent without a meeting hereby takes the following action in lieu of a special meeting of the stockholders of the Funding
Corporation:

            First: The Amended and Restated Certificate of Incorporation of the Funding Corporation, in the form attached hereto, is hereby approved and adopted.

            Second: The Officers of the Funding Corporation are, and each of them is, hereby authorized and directed, for and on behalf of the Funding Corporation, to execute and file with the office of the Secretary of the State of Delaware the Amended and Restated Certificate of Incorporation of the Funding Corporation and to execute and deliver such other documents and instruments and to take such action as such acting Officer or Officers may deem necessary or advisable to effect and to evidence the amending and restating of the certificate of incorporation of the Funding Corporation.

      This consent was executed and delivered on behalf of Holding by Frank Hardenbergh, Senior Vice President of LS Power Management, LLC, pursuant to
Section 6.2.2. of the First Amended and Restated Limited Liability Company Operating Agreement of Holding dated as of December 15, 1998, to the Secretary of the above-named corporation, and the action taken hereby was effective, on the date specified above.

      IN WITNESS WHEREOF, the party hereto has caused this Consent to be duly executed and delivered by its officer thereunto duly authorized as of the date first set forth above.

                                    LSP BATESVILLE HOLDING, LLC


                                       By: LS POWER MANAGEMENT, LLC, its
                                           Manager


                                           By:/s/ Frank Hardenbergh
                                              ------------------------
                                              Name:  Frank Hardenbergh
                                              Title: Senior Vice President